EXHIBIT 99.1

Ralph Lauren Corporation Provides Business Update on COVID-19

NEW YORK— April 6, 2020 — Ralph Lauren Corporation (NYSE: RL) today shared details regarding the additional steps the Company is taking to navigate the impacts of COVID-19.

From the onset of the global pandemic, our priority has been to ensure the safety and well-being of our employees, consumers and the communities in which we operate globally. We have taken a number of related steps over the last few months, including the decision to temporarily close stores, during which we have been paying employees their normal salaries. On March 31, we provided additional updates on how we are managing our business through the unfolding health crisis, including pausing capital improvement projects and aligning inventory to anticipate future product demands. The Ralph Lauren Corporate Foundation also allocated $10 million for emergency relief, with the majority of those funds earmarked to assist Company employees with urgent needs resulting from the global pandemic. The Foundation, in partnership with the Council of Fashion Designers of America (CFDA), is also allocating a portion of the relief funds to manufacture and donate 250,000 masks and 25,000 isolation gowns to workers on the front lines.

Over the past several weeks, as the scope and severity of the COVID-19 crisis has grown, the vast majority of our employees and consumers in North America, Europe and select other parts of the world have been under “stay at home” orders except for essential needs. During this time, we have evaluated the necessary steps for adapting to evolving circumstances. Throughout this process, we are focused on the need to support our employees and safeguard our business so that we are positioned to emerge quickly from this crisis in a place of strength.

“The impact of COVID-19 on the world, on our industry and on our business is profound and wide-reaching,” said Ralph Lauren, Executive Chairman & Chief Creative Officer. “For more than 50 years, we have embraced the idea of timelessness – focusing on what lasts. It has defined not only our products but our business and our culture. It has helped guide our actions in both the best and the most challenging times. And as we face the implications of this global pandemic, it will remain our guiding principle – so that we will not only endure this crisis but thrive again for years to come.”

“We have a great responsibility to all of our stakeholders – our teams, our consumers, our investors, our partners and the communities who count on us – to ensure that every decision we make in this unprecedented global health crisis considers our ability to serve them over the long-term,” said Patrice Louvet, President & Chief Executive Officer. “We have overcome many challenges over the last 53 years because the Purpose and values of our Company have guided us and enabled us to come out stronger on the other side. They are our compass in this moment too, as we make tough decisions in the short-term to position us for continued long-term strength – as a company, a leader in our industry and an employer to thousands of people around the world.”

Below, the Company provides details on additional measures it is taking in response to the global pandemic.

Executive Compensation

Across the Company, business leaders will reduce their salaries and compensation as follows:

•	Our Executive Chairman and Chief Creative Officer, Ralph Lauren, will forego his entire salary for Fiscal Year 2021 in addition to his full Fiscal Year 2020 bonus.
•	Our President & Chief Executive Officer, Patrice Louvet, will reduce his salary by 50% during the crisis.
•	Every other member of the Executive and Global Leadership Team, a group of 140 business leaders across the Company, will reduce their salaries by 20% for the first quarter of Fiscal 2021.
•	Lastly, our Board of Directors will forego their quarterly cash compensation for the first quarter of Fiscal 2021.

A part of these compensation reductions will be contributed to the Company’s Employee Relief Fund, administered by the Emergency Assistance Foundation, to provide grants to employees facing special circumstances and financial hardships during this time. This will build on the initial funding provided through the Ralph Lauren Corporate Foundation.

Employee Compensation

Our store employees in North America have been compensated since store closures went into effect in mid-March and will continue to be paid in full through April 11, 2020. International store employees in regions where retail operations are required to remain closed have received similar compensation to-date, as guided by local government regulations and authorities.

Following this period, all of our store employees where retail operations are suspended, as well as employees whose jobs are not conducive to continued remote working, will be placed on unpaid temporary furlough. This includes the majority of our store employees and a portion of our corporate employees in North America, Europe and select other parts of the world.
These employees will continue to receive regular employee benefits, including health benefits and any government assistance for those eligible. International store employees in regions where retail operations remain closed will receive compensation as guided by local governments and authorities. Our hope is to bring our employees back to work as soon as it is safe and practical.

We are also working to leverage the talent and experience of our employees by actively reassigning them across other areas of our business, placing them in high-need functions directly involved in managing urgent business needs and continuity as well as our ongoing efforts to manufacture medical supplies, including masks and gowns, for donation.

We will also continue to offer all employees, including those placed on furlough, access to our  Employee Relief Fund, which provides aid to Ralph Lauren employees facing special circumstances and financial hardships during this time, including medical, eldercare or childcare needs. As stated above, the majority of the previously announced $10 million donation by the Ralph Lauren Corporate Foundation has been placed into the Company’s Employee Relief Fund and a portion of executive compensation reductions will be added to this fund.

Store Closures

As previously shared, the majority of our retail stores in North America and Europe, as well as select other parts of the world, remain temporarily closed due to the global pandemic. We will continue to assess our operations location by location, taking into account the guidance of local governments and global health organizations to determine when our operations can begin returning to business. We are encouraged by the improving situation in China and South Korea, where most of our retail stores have reopened, and are applying lessons from the outbreaks in the region to effectively manage our operations globally.

Online Operations Continue

Our digital flagship businesses remain open and our fulfillment operations have also resumed following a brief closure period to enhance health and safety protocols in our distribution centers. These actions include extensive deep cleanings, implementation of social distancing on-site and staggered work shifts and break schedules.

Supplier Payments

Our suppliers around the world are another critical stakeholder for our Company. In accordance with our responsible purchasing practices, we will settle payment for finished goods and goods already in production.

Understanding that the scale of the ongoing slowdown of future orders can have a significant impact on our partners’ liquidity, we have a vendor payments program in place which enables suppliers to receive payments on a shortened time frame at favorable market rates.

Over the long-term, we are committed to partnering with peers, non-governmental organizations and governments to advocate and generate new sources of support and long-term job security for factory workers, while strengthening the resilience of business in the countries in which we manufacture our products.

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The Company believes the additional measures announced today are necessary as we navigate an unprecedented and dynamic situation. We remain focused on the need to support our employees and safeguard our business in order to emerge from this crisis in a position of strength.

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE:RL) is a global leader in the design, marketing and distribution of premium lifestyle products in five categories: apparel, footwear & accessories, home, fragrances and hospitality. For more than 50 years, Ralph Lauren’s reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company’s brand names, which include Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Polo Ralph Lauren, Double RL, Lauren Ralph Lauren, Polo Ralph Lauren Children, Chaps and Club Monaco, among others, constitute one of the world’s most widely recognized families of consumer brands. For more information, go to https://corporate.ralphlauren.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made from time to time by representatives of the Company, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, employee reductions, margins, expenses, earnings, and citizenship and sustainability goals and are indicated by words or phrases such as “anticipate,” “outlook,” “estimate,” “expect,” “project,” “we believe,” “can,” “will,” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to certain risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: disease pandemics, epidemics and health related concerns, such as the current outbreak of COVID-19, which could result in and, in the case of the COVID-19 outbreak, has resulted in some of the following, supply chain disruptions due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in impairments to the Company’s assets; disruption to capital markets; the loss of key personnel, including Mr. Ralph Lauren, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy; our ability to continue to expand and grow our business internationally and the impact of related changes in our customer, channel, and geographic sales mix as a result, as well as our ability to accelerate growth in certain product categories; our ability to open new retail stores and concession shops, as well as enhance and expand our digital footprint and capabilities, all in an effort to expand our direct-to-consumer presence; our ability to respond to constantly changing fashion and retail trends and consumer demands in a timely manner, develop products that resonate with our existing customers and attract new customers, and execute marketing and advertising programs that appeal to consumers; our ability to effectively manage inventory levels and the increasing pressure on our margins in a highly promotional retail environment; our ability to continue to maintain our brand image and reputation and protect our trademarks; our ability to competitively price our products and create an acceptable value proposition for consumers; the impact to our business resulting from changes in consumers’ ability, willingness, or preferences to purchase discretionary items and luxury retail products, which tends to decline during recessionary periods, and our ability to accurately forecast consumer demand, the failure of which could result in either a build-up or shortage of inventory; our ability to achieve anticipated operating enhancements and cost reductions from our restructuring plans, as well as the impact to our business resulting from restructuring-related charges, which may be dilutive to our earnings in the short term; the impact to our business resulting from potential costs and obligations related to the early closure of our stores or termination of our long-term, non-cancellable leases; a variety of legal, regulatory, tax, political, and economic risks, including risks related to the importation and exportation of products which our operations are currently subject to, or may become subject to as a result of potential changes in legislation, and other risks associated with our international operations, such as compliance with the Foreign Corrupt Practices Act or violations of other anti-bribery and corruption laws prohibiting improper payments, and the burdens of complying with a variety of foreign laws and regulations, including tax laws, trade and labor restrictions, and related laws that may reduce the flexibility of our business; the potential impact to our business resulting from the imposition of additional duties, tariffs, taxes, and other charges or barriers to trade, including those resulting from current trade developments with China and the related impact to global stock markets, as well as our ability to implement mitigating sourcing strategies; the impact to our business resulting from the United Kingdom’s exit from the European Union and the uncertainty surrounding its future relationship with the European Union, including trade agreements, as well as the related impact to global stock markets and currency exchange rates; the impact to our business resulting from increases in the costs of raw materials, transportation, and labor, including wages, healthcare, and other benefit-related costs; our ability to secure our facilities and systems and those of our third-party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses, or similar Internet or email events; our efforts to successfully enhance, upgrade, and/or transition our global information technology systems and digital commerce platforms; changes in our tax obligations and effective tax rate due to a variety of other factors, including potential changes in U.S. or foreign tax laws and regulations, accounting rules, or the mix and level of earnings by jurisdiction in future periods that are not currently known or anticipated; our exposure to currency exchange rate fluctuations from both a transactional and translational perspective; the potential impact to our business resulting from the financial difficulties of certain of our large wholesale customers, which may result in consolidations, liquidations, restructurings, and other ownership changes in the retail industry, as well as other changes in the competitive marketplace, including the introduction of new products or pricing changes by our competitors; the impact of economic, political, and other conditions on us, our customers, suppliers, vendors, and lenders, including business disruptions in Hong Kong resulting from ongoing protests and political unrest; the potential impact to our business if any of our distribution centers were to become inoperable or inaccessible; the potential impact on our operations and on our suppliers and customers resulting from man-made or natural disasters, such as severe weather, geological events, and epidemic diseases such as the COVID-19 outbreak, and other catastrophic events; the impact to our business of events of unrest and instability that are currently taking place in certain parts of the world, as well as from any terrorist action, retaliation, and the threat of further action or retaliation; our ability to access sources of liquidity to provide for our cash needs, including our debt obligations, tax obligations, payment of dividends, capital expenditures, and potential repurchases of our Class A common stock, as well as the ability of our customers, suppliers, vendors, and lenders to access sources of liquidity to provide for their own cash needs; the potential impact to the trading prices of our securities if our Class A common stock share repurchase activity and/or cash dividend payments differ from investors’ expectations; our ability to maintain our credit profile and ratings within the financial community; our intention to introduce new products or brands, or enter into or renew alliances; changes in the business of, and our relationships with, major department store customers and licensing partners; our ability to achieve our goals regarding environmental, social, and governance practices; our ability to make certain strategic acquisitions and successfully integrate the acquired businesses into our existing operations; and other risk factors identified in the Company’s Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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